SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                               PHILLIPS PETROLEUM COMPANY
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    or Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------
    5) Total fee paid:

       ----------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form, Schedule or Registration Statement No.:_________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

  PHILLIPS        PHILLIPS PETROLEUM COMPANY
  66 LOGO         BARTLESVILLE, OKLAHOMA 74004








                                                         March 29, 1996

        DEAR PHILLIPS STOCKHOLDER:
        You are cordially invited to the Annual Meeting of Phillips
        Petroleum Company to be held in the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 13, 1996, commencing at 10 a.m. local time. Your attendance will provide you with an opportunity to hear management's report on the operations and meet the directors and representatives of the Company.

        The Secretary's formal notice of the meeting and the Proxy Statement accompany this letter and describe the matters on which action will be taken.

        In addition to the election of 13 directors, you are asked to vote on one other proposal. Proposal 1 is by the Company to approve the independent auditors designated by the Board of Directors. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

        It is important that your views be represented at the meeting whether or not you are able to attend. Accordingly, we respectfully request that you sign, date and promptly return your proxy in the enclosed postage-paid envelope.

        On behalf of the directors and employees of Phillips Petroleum Company, we express our appreciation to you, the owners of this Company, for your continued support and interest.

                                           Sincerely,

                                           /s/ W.W. Allen
                                           ------------------------------------
                                           W. W. Allen
                                           Chairman and Chief Executive Officer


                          NOTICE OF 1996 ANNUAL MEETING
                                  MAY 13, 1996
                               AND PROXY STATEMENT

                      (This page left blank intentionally.)

        PHILLIPS PETROLEUM COMPANY
        BARTLESVILLE, OKLAHOMA 74004


        NOTICE OF ANNUAL MEETING TO BE HELD MAY 13, 1996



        TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders will be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 13, 1996, at 10 a.m. local time, for the purposes of considering and voting on the following matters as described in the attached Proxy Statement:

            ELECTION OF 13 DIRECTORS (pages 5 through 7);

            PROPOSAL OF THE COMPANY:
            ------------------------
                 PROPOSAL 1. To approve the designation of Ernst & Young LLP as independent auditors for 1996 (page 19); and
            ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING
            (page 19).

        Only stockholders of record at the close of business March 15, 1996, will be entitled to vote at this meeting.

        A copy of the Company's Annual Report containing financial data and a summary of operations for 1995 is being mailed to the Company's stockholders in advance of or with this Proxy Statement.

                                       By Order of the Board of Directors,

                                       /s/ Dale J. Billam
                                       -------------------------------------
                                       Dale J. Billam
                                       Secretary

        Dated March 29, 1996


-------------------------------------------------------------------------------

IMPORTANT:

PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE COMPANY'S RECOMMENDATIONS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE BUT YOUR PROXY MUST BE SIGNED AND RETURNED. IN ANY EVENT, YOUR PROMPT RESPONSE IS REQUESTED AND YOUR COOPERATION WILL BE APPRECIATED.

-------------------------------------------------------------------------------
                                        3

PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA 74004
March 29, 1996

                                 PROXY STATEMENT

                                  SOLICITATION

Your proxy is solicited by the Board of Directors and all costs of solicitation will be borne by the Company. Your proxy will be voted as you direct and may be revoked by you at any time before it is voted by filing with the Secretary an instrument revoking it, by executing a later-dated proxy or by voting in person by ballot at the meeting. This Proxy Statement and Proxy Card are first being mailed on or about March 29, 1996, to stockholders of record as of March 15, 1996.

Georgeson & Co. Inc. has been engaged by the Company to solicit proxies for this Annual Meeting from brokers, banks and other institutional holders, and individual holders of record. The fee for this service, payable one-half at the commencement of solicitation and the balance at its completion, is $16,000, plus the reimbursement of certain out-of-pocket costs. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or personal contact.

                               CONFIDENTIAL VOTING

It is the policy of the Company that all proxies, ballots, and voting tabulations that identify stockholders be kept confidential, except where disclosure may be required by applicable law, where stockholders write comments on their proxy cards, and where disclosure is expressly requested by a stockholder, and in limited circumstances such as a proxy contest or other solicitation of proxies based on an opposition proxy statement or any matter requiring for stockholder approval the vote of more than a majority of the shares present at any meeting. The Company has engaged Chemical Mellon Shareholder Services, L.L.C. as tabulators of all proxies and ballots, and has appointed two persons who are employees of Chemical Mellon Shareholder Services to be Inspectors of Election.

                       VOTING SECURITIES AND PRINCIPAL HOLDERS

The Company's only class of voting securities is its $1.25 par value common stock. For voting purposes, there were 291,498,603 shares outstanding at the close of business February 29, 1996. The record date for stockholders entitled to vote at this meeting is March 15, 1996. Each share is entitled to one vote.

Included in shares outstanding are 29,200,000 shares held by the Compensation and Benefits Trust ("CBT") formed in December 1995. The CBT is designed to acquire, hold and distribute shares of the Company's common stock to fund certain future compensation and benefit obligations of the Company. The CBT does not increase or alter the amount of benefits or compensation which will be paid under existing plans, but offers the Company enhanced financial flexibility in providing the funding requirements of those plans. Shares held by the CBT do not affect earnings per share or total stockholders' equity until after they are transferred out of the CBT. All shares are required to be transferred out of the CBT by January 1, 2021.

The number of shares of the Company's common stock beneficially owned as of February 29, 1996, by any person or group known to own five percent or more, and by each of the directors and nominees, and by all directors and officers of the Company as a group, is shown in the tables "Security Ownership of Certain Beneficial Owners," and "Security Ownership of Management," respectively, on pages 7 through 9 after the information on nominees for directors.

                VOTE REQUIRED FOR ELECTION OF DIRECTORS AND
               ADOPTION OF COMPANY AND STOCKHOLDER PROPOSALS

Under the Company's Bylaws, the holders of a majority of the issued and outstanding shares of the common stock, present in person or represented by proxy at the Annual Meeting, will constitute the quorum for all purposes unless otherwise provided by law. Where a quorum is present, the affirmative vote of a majority of the stock represented at the meeting is required for the election of the directors, and the adoption of Proposal 1. For purposes of determining whether the directors have been elected or a proposal has received a majority vote, abstentions are the equivalent of a negative vote.

Information included in this Proxy Statement is as of the date of preparation, approximately February 29, 1996, unless otherwise stated.

                       NOMINEES FOR ELECTION AS DIRECTORS

The number of directors to be elected is 13. The designated proxy holders of the Company intend, unless otherwise instructed, to vote all proxies for the election of the following 13 nominees, to hold office for the ensuing year or until their successors are elected. The term of each present director will expire concurrently with the election of directors at the 1996 Annual Meeting. If any nominee is unable or unwilling to serve, the Company, through the designated proxy holders, reserves discretionary authority to vote for a substitute. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected. The following provides information about each nominee as of February 29, 1996, including data on the nominees' business backgrounds for the past five years, and the names of public companies and other selected entities for which they also serve as directors.

               W. W. ALLEN, 59, is Chairman of the Board of Directors and Chief Executive Officer of the Company, a position he assumed in May 1994. He previously was President and Chief Operating Officer,
PICTURE beginning in December 1991; Senior Vice President responsible for worldwide exploration and production beginning in July 1989; and Vice President of International Exploration and Production beginning January 1988. He is a director of the Bank of Oklahoma, N.A. Mr. Allen became a director in December 1989.

               NORMAN R. AUGUSTINE, 60, is President, Chief Executive Officer and Director of Lockheed Martin Corporation, positions he assumed in March 1995 and January 1996. He previously served as Chairman
PICTURE of the Board of Directors and Chief Executive Officer of Martin Marietta Corporation from April 1988 until March 1995. He is a director of The Procter & Gamble Company. Mr. Augustine became a director in January 1989.

               GEORGE B. BEITZEL, 67, is a director of various corporations. He previously served as Senior Vice President and Director of International Business Machines Corporation, from July 1955 to March 1987. He is a director of Bankers Trust New York Corporation and its subsidiary, Bankers Trust Company; Caliber
PICTURE Systems, Inc., formerly Roadway Services, Inc.; Computer Task Group, Inc.; Datalogix International, Inc.; FlightSafety International, Inc.; Phillips Gas Company, a subsidiary of the Company with a series of preferred stock registered under the Securities Exchange Act of 1934 and listed on the New York Stock Exchange; Rohm and Haas Company; TIG Holdings; and Xillix Technologies Corp. Mr. Beitzel became a director in July 1980.

               DAVID L. BOREN, 54, is President of the University of Oklahoma, a position he assumed in November 1994. He previously served as a United States Senator from the State of Oklahoma from November
PICTURE 1979 until November 1994 and is a former Governor of Oklahoma. He is a director of AMR Corporation and Texas Instruments Corporation. Mr. Boren became a director in December 1994.

               C. L. BOWERMAN, 56, is an Executive Vice President responsible for planning and corporate relations and services, a position he assumed in January 1995. He previously was Executive Vice President responsible for corporate strategic planning, corporate information technology and research and development, beginning in
PICTURE April 1992; Executive Vice President responsible for corporate engineering, corporate strategic planning and research and development beginning December 1991; and Senior Vice President responsible for refining, marketing, supply and transportation beginning in October 1988. Mr. Bowerman became a director in December 1989.

               ROBERT E. CHAPPELL, JR., 59, is self employed as an investment and management consultant. He previously was the Senior Executive Vice President and Chief Investment Officer of Metropolitan Life Insurance Company, a position he held from October 1989 through
PICTURE December 1992. He previously served Metropolitan Life Insurance Company as Executive Vice President from October 1986 to October 1989. He is also a director of First Colony Corporation and Igloo Products Corporation. Mr. Chappell became a director in December 1990.

               LAWRENCE S. EAGLEBURGER, 65, is Senior Foreign Policy Advisor for Baker, Donelson, Bearman & Caldwell, a Washington, D.C. law firm, a position he assumed in January 1993. He previously served as Secretary of State from December 1992 through January 1993,
PICTURE Acting Secretary of State from August 1992 to December 1992, and Deputy Secretary of State from February 1989 to August 1992. He is a director of COMSAT Corporation; Corning Incorporated; Dresser Industries, Inc.; Jefferson Bankshares, Inc.; Stimsonite Corporation; Universal Corporation; and Virginia Fibre Corp. Mr. Eagleburger became a director in February 1993.

               JAMES B. EDWARDS, 68, is President of the Medical University of South Carolina, a position he has held since November 1982. He is a former U.S. Secretary of Energy and Governor of South Carolina.
PICTURE He is a director of GS Industries, Inc.; General Engineering Laboratories, Inc.; Imo Industries Inc.; National Data Corporation; SCANA Corporation; and WMX Technologies, Inc. Mr. Edwards became a director in January 1983.

               LARRY D. HORNER, 61, is Chairman of Pacific USA Holdings Corporation, a position he assumed in August 1994. He previously was a Managing Director of Arnhold and S. Bleichroeder, Inc., from April 1991 through July 1994. He previously was a partner in
PICTURE KPMG Peat Marwick, and is a former Chairman and Chief Executive of that firm from October 1984 to December 1990. He is a director of American General Corporation; Atlantis Plastics, Inc.; First Eagle Fund International; and Laidlaw Holdings, Inc. Mr. Horner became a director in May 1991.

               J. J. MULVA, 49, is President and Chief Operating Officer of the Company, a position he assumed in May 1994. Previously he was an Executive Vice President of the Company and its Chief Financial Officer from January 1994 through April 1994; Senior Vice President and Chief Financial Officer beginning in May 1993; Vice
PICTURE        President and Chief Financial Officer beginning in March 1993;
               Vice President, Treasurer and Chief Financial Officer beginning in March 1990; and Vice President and Treasurer beginning in September 1988. He is Chairman of the Board of Directors of Phillips Gas Company. Mr. Mulva became a director in January 1994.

               RANDALL L. TOBIAS, 53, is Chairman of the Board of Directors and Chief Executive Officer of Eli Lilly and Company, a position he
PICTURE assumed in June 1993. He previously was Vice Chairman of the Board of Directors of AT&T from September 1986 to June 1993. He is a director of Kimberly-Clark Corporation and Knight-Ridder, Inc. Mr. Tobias became a director in July 1992.

               VICTORIA J. TSCHINKEL, 48, is a Senior Consultant to Landers & Parsons, a Tallahassee, Florida, law firm, a position she assumed
PICTURE in 1987. She previously served as Secretary of the Florida Department of Environmental Regulation from 1981 to 1987.
               Mrs. Tschinkel became a director in July 1993.

               KATHRYN C. TURNER, 48, is Chairperson and Chief Executive Officer of Standard Technology, Inc., an engineering and manufacturing
PICTURE firm she founded in 1985. She is a director of Carpenter Technology Corporation. Ms. Turner became a director in January 1995.

In January 1996, Mr. J. L. Whitmire, a director and Executive Vice President, retired from the Board and the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                AMOUNT AND NATURE OF
                                                                BENEFICIAL OWNERSHIP
                    NAME AND ADDRESS OF                   -------------------------------              PERCENT OF
TITLE OF CLASS      BENEFICIAL OWNER                         Direct            Indirect                  CLASS
--------------     --------------------                   -------------      ------------              ----------
Common            Vanguard Fiduciary Trust Company        52,304,173 (1)             --                  17.94%
                  P. O. Box 2900
                  Valley Forge, Pennsylvania 19482

Common            The Capital Group Companies, Inc.       19,900,830 (2)             --                   6.83%
                  333 South Hope Street
                  Los Angeles, California 90071

(1) As of March 5, 1996, Vanguard as Trustee held 52,304,173 shares under the Company's Thrift Plan, Long-Term Stock Savings Plan ("LTSSP"), and Retirement Savings Plan (together the "Plans") with shared voting power. Vanguard and the Plans have disclaimed beneficial ownership of the shares held by Vanguard as Trustee of the Plans. Vanguard votes shares held by the Plans which represent the allocated interests of participants in the manner directed by individual participants. Employee participants in the Thrift Plan and LTSSP are appointed by the Company as fiduciaries entitled to direct the Trustee as to how to vote allocated shares which are not directed in these plans and unallocated shares held by the LTSSP. Such shares are allocated pro rata among employee participants accepting their fiduciary appointment and are voted by the Trustee as directed by the employee fiduciaries. The Trustee votes non-directed shares of the Retirement Savings Plan at its discretion. The Trustee will vote other shares held by the Plans at its discretion only if required to do so by the Employee Retirement Income Security Act of 1974 ("ERISA").

     Vanguard is also the Trustee and record holder of the 29,200,000 shares in the Company's Compensation and Benefits Trust ("CBT"), without any voting power. Vanguard has disclaimed beneficial ownership of such shares. As Trustee of the CBT, Vanguard will vote shares in the CBT only in accordance with the pro rata directions of eligible domestic employees and the trustees of certain international Company stock plans. Trust agreements for the Plans and CBT each provide that all voting directions of individual employees received by the Trustee will be held in confidence and not be disclosed to any person, including the Company.

(2) Capital Guardian Trust Company and Capital Research and Management Company, investment management companies and operating subsidiaries of The Capital Group Companies, Inc., exercise as of December 29, 1995, sole voting power with respect to 1,830 shares and sole dispositive power with respect to 19,900,830 shares. These shares are held for various of its institutional investor clients. The Capital Group of Companies, Inc. has advised that the shares are held solely for investment purposes and not for the purpose or effect of changing or influencing control. No one of the Capital Group's operating subsidiaries owns more than 5 percent of the Company's shares. Capital Trust Company, Capital Research and Management Company and The Capital Group Companies, Inc. have specifically disclaimed any beneficial ownership of these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           PHILLIPS PETROLEUM COMPANY
                                   SECURITIES

                                                       AMOUNT AND NATURE OF
                                                       BENEFICIAL OWNERSHIP
                                                 ------------------------------
TITLE OF CLASS     NAME OF BENEFICIAL OWNER      DIRECT (1)            INDIRECT        PERCENT OF CLASS
--------------     ------------------------      ----------            --------        ----------------
                   DIRECTORS AND NOMINEES (2)
                   --------------------------
Common             W. W. Allen                     248,087                 --             less than 1%
Common             Norman R. Augustine               8,200                 --             less than 1%
Common             George B. Beitzel                68,425                 --             less than 1%
Common             David L. Boren                    2,100                 --             less than 1%
Common             C. L. Bowerman                  164,844                654             less than 1%
Common             Robert E. Chappell, Jr.           6,500                 --             less than 1%
Common             Lawrence S. Eagleburger           4,254                 --             less than 1%
Common             James B. Edwards                 11,477                 --             less than 1%
Common             Larry D. Horner                   5,500                 --             less than 1%
Common             J. J. Mulva                     180,258                 --             less than 1%
Common             Randall L. Tobias                 6,000                 --             less than 1%
Common             Victoria J. Tschinkel             4,143                 --             less than 1%
Common             Kathryn C. Turner                 2,100                 --             less than 1%

                   EXECUTIVE OFFICERS
                   ------------------
Common             K. Am                            50,795                 --             less than 1%
Common             R. G. Ceconi                     76,411                 --             less than 1%
Common             K. L. Hedrick                    72,848                 --             less than 1%
Common             J. L. Howe                      112,335                 --             less than 1%
Common             J. C. Mihm                      131,038                636             less than 1%
Common             T. C. Morris                    109,824                 --             less than 1%
Common             M. J. Panatier                   44,668                 --             less than 1%
Common             B. J. Price                      51,825                 --             less than 1%
Common             J. B. Whitworth                 144,294                 --             less than 1%
                                                 ---------               -----            -----------
All directors, nominees and executive officers
as a group (22 in group)                         1,505,926               1,290            less than 1%

(1) Direct ownership includes shares which may be acquired under options within 60 days of the record date.

(2) The shares stated as being beneficially owned by each nominee do not include shares beneficially owned by the other companies on whose boards of directors the nominees, directors or officers serve. (The list of nominees for directors on pages 5 through 7 contains the names of the other companies for which the nominees serve as directors.) Each nominee disclaims beneficial ownership of all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT
                              PHILLIPS GAS COMPANY
                                 SECURITIES (1)

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                            ---------------------------
TITLE OF CLASS                NAME OF BENEFICIAL OWNER      DIRECT             INDIRECT         PERCENT OF CLASS
--------------                ------------------------      ------             --------         ----------------
                              DIRECTORS AND NOMINEES
                              ----------------------
Series A Preferred            W. W. Allen                     --                500 (2)           less than 1%
Series A Preferred            George B. Beitzel             1,000                --               less than 1%
Series A Preferred            J. J. Mulva                     475             1,070 (2)           less than 1%

                              EXECUTIVE OFFICERS
                              ------------------
Series A Preferred            R. G.Ceconi                     --              1,000 (2)           less than 1%
Series A Preferred            K. L. Hedrick                 1,000                --               less than 1%
Series A Preferred            J. C. Mihm                      --                 19 (2)           less than 1%
Series A Preferred            M. J. Panatier                1,600                --               less than 1%
Series A Preferred            B. J. Price                     500                --               less than 1%
Series A Preferred            J. B. Whitworth                 --                300 (2)           less than 1%
                                                            -----             -----               -----------
All directors, nominees and executive officers
as a group (9 in group)                                     4,575             2,889               less than 1%

(1) Table shows only those directors, nominees and executive officers who own shares.

(2) Messrs. Allen, Ceconi, Mihm, Mulva and Whitworth have disclaimed beneficial ownership of all such shares.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

Members of the Compensation Committee are Norman R. Augustine, George B. Beitzel, Larry D. Horner, Randall L. Tobias and Victoria J. Tschinkel. The Company had no interlocking relationship during the last fiscal year.

                            GENERAL INFORMATION
                    RELATING TO THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to five Committees. The Board of Directors held eight meetings in 1995. Attendance by the current directors at meetings of the Board and of the Committees on which they served averaged over 92 percent in calendar year 1995.

COMMITTEES OF THE BOARD

The Audit Committee, the Compensation Committee, the Committee on Directors' Affairs, the Executive Committee and the Public Policy Committee are the standing committees of the Board of Directors. Membership is as follows:

              COMPEN-     DIRECTORS'                  PUBLIC
AUDIT         SATION      AFFAIRS       EXECUTIVE     POLICY
------------------------------------------------------------------
Chappell*     Horner*     Beitzel*      Allen*        Eagleburger*
Boren         Augustine   Augustine     Beitzel       Boren
Horner        Beitzel     Edwards       Chappell      Edwards
Tobias        Tobias                    Eagleburger   Tschinkel
Turner        Tschinkel                 Horner        Turner
                                        Mulva
-----------
* Chairman

THE AUDIT COMMITTEE recommends to the Board the independent auditors to be engaged by the Company, reviews the scope of their engagement, including the remuneration to be paid, and reviews on a continuing basis the independence of the auditors. The Committee reviews with the independent auditors, the Controller, the General Auditor, the General Counsel, the Chief Financial Officer and other appropriate Company personnel: (1) the Company's general policies and procedures with respect to audits and accounting and financial controls; (2) the general accounting and reporting principles and practices applied in preparing the Company's financial statements and conducting financial audits; (3) the interim and year-end financial statements and any certification, report or opinion which the independent auditors propose to render in connection with such statements; (4) the extent to which the Company has implemented changes suggested by the internal audit staff, the independent auditors or the Committee; and (5) the adequacy of the Company's accounting practices and internal control structure. The Committee may direct the General Counsel, the independent auditors and the internal audit staff to inquire into and report to it on any matter having to do with the Company's business affairs. The Committee also monitors compliance with the Company's Code of Business Ethics, Conduct and Responsibility and oversees the activities of the Corporate Compliance and Ethics Committee. The Audit Committee held six meetings in 1995.

THE COMPENSATION COMMITTEE recommends for Board approval the salaries for the Chairman of the Board of Directors and Chief Executive Officer and the President, and approves salaries for other officers who are members of the Board of Directors and for employees who earn $200,000 or above. The Committee makes recommendations to the Board with respect to proposals for the application of new benefits, incentive plans or programs to officers who are also directors and the application of amendments to existing plans or programs which would significantly increase such officers' compensation. The Committee approves awards under the Annual Incentive Compensation Plan and the Omnibus Securities Plan. The Compensation Committee held six meetings in 1995.

THE COMMITTEE ON DIRECTORS' AFFAIRS, formerly known as the Nominating Committee, recommends to the Board qualified candidates for election as directors and nominates candidates to the Board committees. The Committee welcomes suggestions from stockholders about qualified candidates.
A stockholder wishing to submit a recommendation to the Committee may do so by writing Dale J. Billam, Secretary, Phillips Petroleum Company, Bartlesville, Oklahoma 74004. The Nominating Committee held two meetings in 1995.

THE EXECUTIVE COMMITTEE, when the Board is not in session, may exercise all power and authority of the Board in the management and business of the Company, subject to the limitations imposed by the Bylaws. The Committee has the authority to review and approve proposed corporate action when the Board is not in session and may advise the Board of any recommendations of the Committee regarding any proposed corporate action presented to the Board. The Executive Committee held one meeting in 1995.

THE PUBLIC POLICY COMMITTEE advises management and the Board of Directors
(i) in response to current and emerging public policy issues, and (ii) in the development and review of policies and budgets in respect of contributions, including, but not limited to, contributions to organizations whose primary purpose is charitable, civic, cultural or educational. In order to carry out these duties, the Committee (a) identifies, evaluates and monitors the social, political, environmental, occupational, safety and health trends, issues and concerns, domestic and foreign, which affect or could affect the Company's business activities and performance; (b) reviews information from management and approves recommendations to assist in the formulation and adoption of policies, programs and practices concerning the matters set forth in (a) above, including, but not limited to ecological and environmental protection, employee safety, ethical business conduct, consumer affairs, alcohol and drug abuse, equal opportunity matters and government relations; and (c) monitors and evaluates on an on-going basis the Company's compliance with such policies, programs and practices. The Committee also has the authority to authorize the use of Company funds for political contributions on behalf of the Company, if and to the extent permitted by law. The Public Policy Committee held five meetings in 1995.

                 COMPENSATION OF DIRECTORS AND NOMINEES

The annual Board retainer fee for non-employee directors consists of $11,000 plus 1,000 shares of Phillips common stock. Board members receive $1,000 for each Board meeting attended. Committee retainer fees are $2,500 for Board committee chairmen and $2,250 for committee members. Committee meeting fees consist of $750 for the Board committee chairmen and $500 for the committee members for each committee meeting attended. These directors may elect to defer all or a part of their cash compensation. The future payment of this deferred compensation has been pre-funded in a special trust designated for this purpose.

These directors also participate in the Non-Employee Director Retirement Plan. This plan provides a post-Board service benefit paid monthly which is equal to one-twelfth of the annual cash retainer fee paid for Board service (currently $11,000) plus one-twelfth of the fair market value of the 1,000 shares of Phillips common stock paid as the retainer for Board service. The benefit is based on the number of years that the director was a member of the Board of Directors. The fair market value is determined by calculating the higher of the average of the fair market values for the twelve months preceding the director's retirement or the average of the high three years fair market values of the last ten years. The fair market value is calculated using a formula which includes daily and monthly calculations. If a director who has retired from Board service should die prior to completion of the payment period, the director's surviving spouse will receive the remainder of the payments due under the plan. If the surviving spouse dies during the payment period, payments shall cease.

In lieu of monthly payments, subject to certain limitations, the director may elect to receive or defer a form of payment which is of equivalent value. Plan payments have been pre-funded by the Company in a special trust designated for this purpose. Prior to retirement from Board service, the Company provides each director with life insurance, the amount of coverage which is based on length of Board service, begins at $200,000 and increases to a maximum of $300,000.

                          EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth compensation information for services performed in 1995, 1994 and 1993 for those persons who were at December 31, 1995, the Chief Executive Officer and the four most highly compensated officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                              ---------------------------------------
                                          ANNUAL COMPENSATION                            AWARDS             PAYOUTS
                                  -----------------------------------------------------------------------------------
                                                                              RESTRICTED   SECURITIES      LONG-TERM     ALL OTHER
                                                             OTHER ANNUAL       STOCK      UNDERLYING      INCENTIVE       COMPEN-
NAME AND                                                     COMPENSATION     AWARD(S)(1) OPTIONS/SARS      PAYOUT        SATION(2)
PRINCIPAL POSITION     YEAR       SALARY ($)     BONUS($)        ($)            ($)          (#)             ($)              ($)
-----------------------------------------------------------------------------------------------------------------------------------
W. W. Allen            1995        824,000       414,375          0              0         185,941        343,298 (3)        7,289
Chairman of the        1994        681,333       899,766          0              0          59,706        484,102 (4)        4,770
Board & CEO            1993        448,250       275,235          0              0          54,154        136,898 (5)        5,499

J. J. Mulva            1995        481,333       221,250          0              0          44,484        184,688 (3)        7,289
President &            1994        415,750       511,710          0              0          34,300        218,925 (4)        4,770
COO                    1993        289,417       126,226          0              0          25,504        111,134 (5)        5,499

C. L. Bowerman         1995        343,000       172,495          0              0          26,728        183,906 (3)        7,289
Executive Vice         1994        337,000       260,354          0              0          27,069        259,965 (4)        4,770
President              1993        325,250       155,876          0              0          31,467        114,489 (5)        5,499

W. G. Paul             1995        408,000       203,212          0              0          29,847        198,424 (3)        7,289
Sr. Vice President     1994        402,000       250,002          0              0          30,343        254,683 (4)        4,770
& General Counsel      1993        388,000       152,736          0              0          35,229        159,307 (5)        5,475
(Retired 12/31/95)

J. L. Whitmire         1995        385,000       237,250          0              0          31,838        163,234 (3)        7,288
Executive Vice         1994        374,917       285,830          0              0          29,335        260,764 (4)        4,770
President              1993        292,500       137,256          0              0          25,504         68,648 (5)        5,499
(Retired 1/8/96)

(1) The Company has not made any outright grants of restricted stock to any executive during any of the periods covered by the table. The Company settled awards under its 1985 and 1987 annual incentive plans and under all long-term incentive plans since 1986 by distributing to award recipients shares of restricted stock which are not transferable prior to death, disability or retirement, unless restrictions are earlier lapsed by the Compensation Committee of the Board of Directors (the "Committee"). The aggregate number of such restricted shares held at December 29, 1995, and the market value of such shares on that date (calculated according to SEC regulation without regard to the restrictions and the resulting inability of the named executives to realize such values at such time) were:
     Mr. Allen, 16,032 shares, $546,090; Mr. Bowerman, 45,050 shares, $1,534,516; Mr. Mulva, 34,343 shares, $1,169,808; Mr. Paul, 0 shares, $0;
     Mr. Whitmire, 42,028 shares, $1,431,579.

(2) Includes Company contributions to the Thrift Plan for the benefit of participants and the value of the shares allocated to Long-Term Stock Savings Plan participants as of the respective valuation dates.

(3) Value of the restricted or unrestricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1993-1995.

(4) Value of the restricted stock on the date of the award for performance under the Strategic Incentive Plan Performance Period from 1991-1994.

(5) Value of the restricted stock on the date of the award for performance under the Strategic Incentive Plan Performance Period from 1990-1993.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Stock options granted during 1995 to the Chief Executive Officer and the four most highly compensated officers of the Company are reflected in the following Option/SAR Grants in Last Fiscal Year table.

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                      INDIVIDUAL GRANTS                     PRICE APPRECIATION FOR OPTION TERM (1)
-----------------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF    PERCENT OF TOTAL
                          SECURITIES      OPTIONS/SARS
                          UNDERLYING       GRANTED TO        EXERCISE OR
                         OPTIONS/SARS     EMPLOYEES IN       BASE PRICE      EXPIRATION
NAME                      GRANTED (#)      FISCAL YEAR         ($/SH)          DATE        0% ($)       5% ($)           10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
W. W. Allen                 85,941           6.45%             31.44         01/09/05       0          1,699,054        4,306,504
                           100,000           7.51%             34.75         04/10/05       0          2,185,000        5,538,000

J.J. Mulva                  44,484           3.34%             31.44         01/09/05       0            879,449        2,229,093

C. L. Bowerman              26,728           2.01%             31.44         01/09/05       0            528,413        1,339,340

W. G. Paul                  29,847           2.24%             31.44         01/09/05       0            590,075        1,495,633

J. L. Whitmire              31,838           2.39%             31.44         01/09/05       0            629,437        1,595,402
-----------------------------------------------------------------------------------------------------------------------------------
Total Stockholders (2)       N/A              N/A                N/A             N/A        0      5,172,591,899   13,110,702,078

(1) "Potential realizable value" is disclosed in response to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted by stockholders as representations or projections of future value of the Company's stock or of the stock price.

(2) To lend perspective to the illustrative "potential realizable value," if the Company's stock price increased 5 percent or 10 percent per year for 10 years from January 1, 1995, (disregarding dividends and assuming for purpose of the calculation a constant number of shares outstanding), the total increase in the value of all shares outstanding at January 1, 1995, is shown above as "potential realizable value" for Total Stockholders.

                          TEN-YEAR OPTION/SAR REPRICING

There have been no options or stock appreciation right repricings during the last 10 years for the Chief Executive Officer or for any of the four most highly compensated officers of the Company as reflected in the following Ten-Year Option/SAR Repricing table.

                                NUMBER OF SECURITIES    MARKET PRICE              EXERCISE                       LENGTH OF ORIGINAL
                                    UNDERLYING          OF STOCK AT                PRICE                           OPTION TERM
                                   OPTIONS/SARS           TIME OF                AT TIME OF             NEW      REMAINING AT DATE
                                   REPRICED OR          REPRICING OR            REPRICING OR          EXERCISE    OF REPRICING OR
NAME                     DATE      AMENDED (#)          AMENDMENT ($)           AMENDMENT ($)         PRICE ($)      AMENDMENT
-----------------------------------------------------------------------------------------------------------------------------------
W. W. Allen               --              0                    --                   --                   --              --
J. J. Mulva               --              0                    --                   --                   --              --
C. L. Bowerman            --              0                    --                   --                   --              --
W. G. Paul                --              0                    --                   --                   --              --
J. L. Whitmire            --              0                    --                   --                   --              --

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

The following table shows the number of shares acquired and the net value realized from exercising stock options during 1995 and the number and value of exercisable and unexercisable stock options granted under the 1986 Stock Plan, the 1990 Stock Plan and the Omnibus Securities Plan at fiscal year-end 1995 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.



                                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                                  OPTIONS/SARS AT               OPTIONS/SARS AT
                                                                                  FISCAL YEAR-END           FISCAL YEAR-END ($)(2)

                      NUMBER OF SHARES ACQUIRED           NET VALUE                 EXERCISABLE/                  EXERCISABLE/
NAME                         ON EXERCISE                REALIZED ($) (1)           UNEXERCISABLE                 UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       88,928                        873,723
W. W. Allen                     10,000                      216,235                   257,798                        614,674

                                                                                       80,385                      1,076,818
J. J. Mulva                      4,000                       81,980                    82,963                        310,812

                                                                                       56,525                        532,372
C. L. Bowerman                   3,275                       53,407                    62,764                        287,562

                                                                                       55,685                        481,992
W. G. Paul                       6,621                       68,596                    70,220                        321,848

                                                                                       16,155                        111,471
J. L. Whitmire                  36,471                      451,997                    66,592                        283,396

(1) Net value realized is the market price on the date of exercise less the option price times the number of shares exercised under the option.

(2) Based on $34.0625, the fair market value of the Company's common stock on December 29, 1995.

               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The following table shows Long-Term Incentive Plan awards established under the Omnibus Securities Plan during 1995 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                                                     ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
                                                                     -------------------------------------------------------------
                                                PERFORMANCE OR
                                                 OTHER PERIOD                              NUMBER OF SHARES (1)
                             NUMBER OF         UNTIL MATURATION
NAME                         SHARES (#)           OR PAYOUT           THRESHOLD (#) (2)          TARGET (#)            MAXIMUM (#)
----------------------------------------------------------------------------------------------------------------------------------
W. W. Allen                     14,062            12/31/97                 7,031                   14,062                28,124
J. J. Mulva                      7,144            12/31/97                 3,572                    7,144                14,288
C. L. Bowerman                   4,373            12/31/97                 2,187                    4,373                 8,746
W. G. Paul                       4,707            12/31/97                 2,354                    4,707                 9,414
J. L. Whitmire                   5,259            12/31/97                 2,630                    5,259                10,518

(1) At the end of the three-year performance period, from January 1, 1995, through December 31, 1997, the Compensation Committee will evaluate the Company's performance to determine the extent to which target awards have been earned. The Company's performance will be measured by total stockholder return, compared with the total stockholder return of the peer group of eight integrated oil companies used in the Performance Graph.

(2) The Company's total stockholder return must be above the bottom quartile when compared with the peer group (threshold performance) before any award can be approved. If the threshold performance is achieved, the Committee expects to approve awards at the threshold level which is 50 percent of the target number of shares established for the performance period. The actual awards earned can range from 0 percent to 200 percent of the target awards.

                          COMPENSATION COMMITTEE REPORT
                                 TO STOCKHOLDERS
                            ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of the directors named below, all of whom are independent directors who are not employees and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934.

The executive compensation programs are designed to motivate all executives to work as a team to maximize long-term stockholder value and achieve industry safety leadership.

Executive compensation decisions made by the Committee are based on a combination of quantitative and qualitative measures. During 1995, the quantitative measures employed included: relative total return to stockholders; improved safety performance through reduced rates of recordable injuries and chargeable vehicle accidents and through the implementation of improved safety systems; comparative safety performance as measured by lost work days; comparative finding and development cost and reserve replacement and other internal business objectives. The Committee also uses qualitative measures of performance such as experience, ability to develop and implement strategic plans, leadership in the industry and community, and social responsibility.

The Committee recognizes that the Company's businesses are extremely capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved. In addition, in the short term, the Company's prospects and performance as measured by its share price can be significantly affected by commodity price movements and geopolitical factors over which the Company and its management have no control. Therefore, the Committee evaluates the quantitative and qualitative measures, but may use discretion in recognizing performance achievements and value enhancement.

Section 162(m) of the Internal Revenue Code requires establishment of performance-based standards for the deduction of certain compensation to any individual in excess of $1 million per year. The stock options granted by the Committee under prior stockholder approved plans are exempt from this provision. No officer of the Company is expected to receive compensation in 1996 which will result in non-deductibility of such compensation expense to the Company. The Committee will study the implications of Section 162(m) during 1996 to determine if a proposal will be presented for stockholder approval in the 1997 Annual Meeting to qualify some or all of the compensation plans administered by the Committee for the performance-based exception to Section 162(m).

By design, the executive compensation program is variable, based on performance and results in an opportunity for earnings through performance over a longer term.

The Company's objective in so doing is to provide a greater percentage of the total compensation of its executives through variable or "at-risk" compensation arrangements under the Annual Incentive Compensation Plan, stock options and through awards under the Long-Term Incentive Plan.

EXECUTIVE COMPENSATION ACTIONS FOR 1995

Salaries
--------

In its April 1995 meeting, the Committee recommended to the Board of Directors salary increases for Mr. Allen, Chairman of the Board and Chief Executive Officer, and for Mr. Mulva, President, to be effective May 1, 1995. The recommendations, which were unanimously adopted by the non-employee members of the Board of Directors, were based on, without assigning relative weight to any of the factors: (i) a comparison of Mr. Allen's and Mr. Mulva's salaries with those of chief executive officers and presidents of other companies in the petroleum industry, including those in the peer group by which the Company evaluates its stockholder return performance, and by comparing Mr. Allen's and Mr. Mulva's salaries to those of chief executive officers and presidents of companies outside the petroleum industry whose relative size is similar to Phillips using internally developed competitive salary information and competitive salary data provided by an independent third party consultant; (ii) Mr. Allen's and Mr. Mulva's leadership in directing key strategic corporate decisions; (iii) Mr. Allen's and Mr. Mulva's key leadership roles in implementing cost containment strategies; and (iv) their industry and national public service.

In October 1995 as part of a Companywide lump-sum merit salary program for salaried employees, the Committee reviewed and approved lump-sum merit payments for all employees with annual salaries of $200,000 or above, except for the Chairman of the Board and the President whose salaries were increased effective May 1, 1995.

Annual Incentive Compensation Program
-------------------------------------

The Committee administers the Annual Incentive Compensation Plan ("AICP"), which provides an opportunity for the award of annual bonuses. Under the AICP, a threshold of Company financial performance must be met before awards can be approved. For 1995, the minimum amount of cash flow generation that was required was $1.29 billion and the amount for 100 percent of the award for cash generation was $1.612 billion. In addition to the minimum cash flow generation threshold, the AICP employs objectives, which the Committee establishes each year. For 1995, the Committee set three Companywide objectives: (i) total stockholder return for 1995 greater than the median stockholder return of the oil industry peer group used by the Company to measure its stockholder return performance as listed in the Performance Graph; (ii) meeting pre-established safety targets for the recordable injury rate; and (iii) generation of $1.612 billion cash from operating activities.

The Committee establishes targets each year for individual AICP awards on the basis of a percentage of salary which varies according to the employee's job grade classification established under the Company's job evaluation system. The target awards are established using internally generated data and data obtained from an independent third party consultant which are intended to provide competitive bonus opportunities if performance objectives are met. For 1995, the target percentages varied from 12 percent of salary for the beginning level of AICP eligibility to 65 percent of salary for the Chief Executive Officer. The target percentages are prorated to recognize promotions during the year. The Committee is authorized under the terms of the AICP to approve individual awards from 0 percent to 200 percent of target for the award year.

Mr. Allen's and Mr. Mulva's AICP awards are based on overall corporate performance. Awards to all other AICP participants reflect the performance of business units or staff groups with which they are related, as well as corporate performance. In February 1996, the Committee approved cash awards for strategic business units and staff units under the 1995 AICP ranging from 63 percent of target bonus to 138 percent of target bonus based on a review of the Company's 1995 corporate and business unit or staff group performance. In determining the amount of incentive compensation awards to be paid to Mr. Allen and Mr. Mulva, the Committee determined that cash generated from operating activities exceeded the minimum threshold by $200 million. While the target of $1.612 billion was not met, the actual results were
14.6 percent better than 1994 and 32.4 percent better than 1993. The Company's total return to stockholders did not meet the established objective and, therefore, no credit was given for this measure in the award. The Company's rate of recordable injuries, although slightly above the established target, made 1995 the safest year in the Company's history. Taking the above into consideration, it was the Committee's judgment to grant AICP awards to Mr. Allen and Mr. Mulva which were 25 percent less than their target amounts. The amount of the awards for Mr. Allen and Mr. Mulva are set forth in the Summary Compensation Table found on page 11 of his Proxy Statement.

Stock Options
-------------

It is the Committee's practice to consider the grant of stock options in January of each year. All grants to date have been made at the fair market value of the Company's stock on the date of the grant. The number of shares subject to options at the date of each grant is set using internally generated information and information from independent third party consultants to achieve option grants which approximate those granted by peer companies to persons in corresponding positions. The number of shares subject to option grants varies based on job grade classification and salary. Grants in January 1995 ranged from 75 percent of annual salary for the lowest level of eligibility to 350 percent of annual salary for the Chairman and Chief Executive Officer. It is also the Committee's practice to consider supplemental stock option grants in recognition of promotions during the year based on the same criteria as the grants in January. As part of the review of total compensation including long-term incentive awards, the Committee also approved a stock option grant to Mr. Allen in its April 1995 meeting. For
Mr. Allen and the other executive officers, the stock option grants are set out in the Options/SAR Grants in Last Fiscal Year table.

Long-Term Incentive Program
---------------------------

The Committee is currently administering two different long-term incentive programs. Both the former stock plans and the Omnibus Securities Plan were approved by shareholders. It has been the Committee's practice each year to establish a three-year or four-year performance period, at the end of which performance for the period is measured against pre-determined objectives and awards, if any, are made.

In April 1995, the Committee approved payment of awards under the Strategic Incentive Plan Performance Period VI ("SIP VI"). SIP VI covered the period from January 1, 1991, through December 31, 1994. A target award for each individual had been established at the outset of the performance period, based on a percentage of salary varying according to job grade classification. Supplemental target awards were approved for individuals who were promoted during the performance period to positions with higher job grade classifications. For SIP VI, target awards were based upon 22 percent of salary for the lowest level of eligibility to 65 percent of salary for the Chairman and Chief Executive Officer.

The Committee approved payments for SIP VI at 40 percent above the target award level. The awards for SIP VI were based on the Company ranking second of ten in the peer group for Total Stockholder Return, and second of ten for safety performance as measured by lost work day rate. These rankings were made for purposes of SIP VI on the Company's position within the range of returns for the peer group and not on the market capitalization weighted basis required in the Performance Graph presented in this Proxy Statement. Also, the peer group for awards under the Strategic Incentive Plan included one additional company not in the peer group used in the Performance Graph in this Proxy Statement for evaluation of the Company's stockholder return performance. This additional company ceased to be an integrated oil and gas company and was removed from the peer group for purposes of the Proxy Statement Performance Graph and for measurement of future performance under the Long-Term Incentive Plan.

The Committee also employed internal performance measures with pre-determined objectives for SIP VI. The objectives met included maintenance of Corporate Staff expenses at a predetermined rate which was adjusted for inflation; achieving span of control objectives; maintaining staff-to-line ratio objectives; and replacement of 100 percent or more of hydrocarbon reserves produced during the four-year period. An additional objective, which was met, was maintenance of finding costs for hydrocarbon reserves in the lowest quartile of a peer group (which includes three additional companies, as well as those companies in the stockholder return peer group).

In addition, the Committee evaluated performance against certain internal performance measures which it does not disclose in this report because of its view that the standards and the Company's performance involve confidential commercial or business information, which if disclosed would have an adverse effect on the Company.

The value of the awards, which were settled in restricted stock for Mr. Allen and the other named executive officers, for SIP VI are set forth on the line for 1994 in the Summary Compensation Table.

SIP VI is the final performance period under the Strategic Incentive Plan. The only continuing form of long-term incentive program is the Long-Term Incentive Plan under the Company's Omnibus Securities Plan, which was approved by stockholders in 1993. The Committee established the third performance period of the plan, which extends from January 1, 1995, through December 31, 1997. Target awards for Mr. Allen and the other named executive officers were established as presented in the Long-Term Incentive Plan Awards in Last Fiscal Year table and were based on a percentage of salary varying according to job grade classification and the price of the Company's stock at the beginning of the performance period. The target levels approved by the Committee for this performance period were established by the Committee by using internally-generated information and competitive data provided by an independent third party consultant. Actual awards, if any, will be determined by the Committee at the end of the performance period based on the single measurement of the Company's relative total stockholder return, compared with the peer group by which the Company evaluates its stockholder return performance. Before awards may be granted the Company's total stockholder return must be above the bottom quartile when compared with the industry peer group.

In 1993, the Committee established the first performance period of the Long-Term Incentive Plan ("LTIP I"). The Plan has a single performance measure which is total return to stockholders compared with the total return to stockholders of the oil industry peer group used by the Company to measure its stockholder return performance as listed in the Performance Graph. The LTIP I performance period covered three years from 1993 through 1995.

In 1993, the Committee established a target award for each individual based on a percentage of salary varying according to job grade classification. Under the terms of the Long-Term Incentive Plan, no award can be granted unless the Company's total return to stockholders is greater than the total return to stockholders of the bottom quartile of the eight company peer group. In February 1996, the Comittee approved awards for LTIP I. The Committee determined that the Company's total return to stockholders for the three-year period was above the total stockholder return of the companies in the bottom quartile of the peer group. The Committee further determined that the Company's total stockholder return for the three-year period was equal to that of the median of the peer group. On the basis of this performance, the Committee granted awards equal to 100 percent of the target amounts set in 1993 as adjusted for promotions, if any occurred, during the three-year performance period.

The value of the awards for LTIP I, which were settled in restricted stock for Messrs. Allen, Mulva and Bowerman, and in unrestricted stock for Messrs. Paul and Whitmire, are set forth on the line for 1995 in the Summary Compensation Table found on page 11 of this Proxy Statement.

THE COMPENSATION COMMITTEE

Larry D. Horner, Chairman
Norman R. Augustine
George B. Beitzel
Randall L. Tobias
Victoria J. Tschinkel

                              PERFORMANCE GRAPH

The following graph shows the Company's total return to stockholders compared with the S&P 500 Index and a peer group of eight integrated oil companies over the five-year period from December 31, 1990, through December 31, 1995.


    *Total return assumes dividend reinvestment
   **Amoco, Chevron, Exxon, Mobil, Texaco
     Amerada Hess, ARCO, Unocal

                     [Performance Graph appears in this space.]

Assumes $100 invested on 12/31/90 in
Phillips Common Stock, S&P 500 Index
and Peer Group Index.

   Phillips Petroleum (1)     S&P 500 Index (2)       Peer Group Index** (3)

---------------------------------------------------------------------------------------------------------------------
                                   1991               1992                 1993                1994             1995
                                   ----               ----                 ----                ----             ----
(1) PHILLIPS PETROLEUM             $ 96                105                  126                 147              159
--------------------------------------------------------------------------------------------------------------------
(2) S&P 500 INDEX                   130                140                  155                 157              215
--------------------------------------------------------------------------------------------------------------------
(3) PEER GROUP INDEX                110                115                  131                 137              179
---------------------------------------------------------------------------------------------------------------------

                            TERMINATION OF EMPLOYMENT
                                       AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

THE WORK FORCE STABILIZATION PLAN authorized on April 26, 1988, provides that all employees of the Company, including executive officers, who are laid off (as defined in the plan) within two years following a change of control of the Company will be entitled to severance benefits equal to four weeks' pay for each year of service, subject to a maximum of 104 weeks. "Pay" is determined by adding the employee's current base salary, regularly scheduled overtime pay and most recent Annual Incentive Compensation Plan award (or target award, if greater).

Company-sponsored medical, dental and life insurance programs would be continued for affected employees. The period of time which severance benefits cover would be added to service for purposes of retirement plan calculations, and all affected employees would be immediately vested. In addition, affected employees would be entitled to require the Company to purchase their principal residences under a formula-pricing arrangement intended to protect them from loss of value, and would be entitled to reimbursement of legal expenses incurred in connection with any claim for benefits under the plan.

A change of control would take place if there is either (i) an acquisition (other than directly from the Company) of 20 percent or more of the beneficial interest in the Company's voting stock by a party other than the Company, a subsidiary or a Company-sponsored benefit plan, or (ii) a change in the Board of Directors as a result of which the current directors (together with the successors which they nominate or approve for nomination) cease to be a majority of the Board.

                              PENSION PLAN
THE RETIREMENT INCOME PLAN, in which all active eligible employees (including executive officers) participate, does not require participant contributions. Benefits are computed in accordance with several formulas. Officers, including executive officers, generally receive benefits under a final average earnings formula. Benefits are based on length of service, a participant's annual salary and awards paid under the Annual Incentive Compensation Plan. Normal retirement age is 65. A participant may retire as early as age 55 and receive a reduced benefit. Benefits for a retiring employee are paid in the form of a straight-life annuity or one of several other forms of equivalent actuarial value.

The Pension Plan Table shows the maximum estimated straight-life annual benefits payable at normal retirement age to employees in the higher salary classifications, prior to reductions required by the plan for Social Security benefits.


                                             PENSION PLAN TABLE
                ESTIMATED ANNUAL RETIREMENT BENEFITS UNDER FINAL AVERAGE EARNINGS FORMULA (1) (2)

  ANNUAL AVERAGE OF HIGHEST 3                           YEARS OF CREDITED SERVICE
  CONSECUTIVE CALENDAR YEARS'                              AT NORMAL RETIREMENT
 SALARY AND AICP AWARDS IN 10   ---------------------------------------------------------------------------------------------------
YEARS PRECEDING RETIREMENT (3)      10          15          20          25            30           35          40             45
-----------------------------------------------------------------------------------------------------------------------------------
        $  450,000                 72,000     108,000     144,000     180,000       216,000      252,000      288,000       324,000
           650,000                104,000     156,000     208,000     260,000       312,000      364,000      416,000       468,000
           850,000                136,000     204,000     272,000     340,000       408,000      476,000      544,000       612,000
         1,150,000                184,000     276,000     368,000     460,000       552,000      644,000      736,000       828,000
         1,450,000                232,000     348,000     464,000     580,000       696,000      812,000      928,000     1,044,000
         1,750,000                280,000     420,000     560,000     700,000       840,000      980,000    1,120,000     1,260,000
         2,150,000                344,000     516,000     688,000     860,000     1,032,000    1,204,000    1,376,000     1,548,000

(1) As required by the Internal Revenue Code of 1986, as amended, the retirement plan may not provide annual benefits exceeding a maximum amount, or include in benefit computations, compensation in excess of the amount specified in the Internal Revenue Code. Also, participation in the Company's AICP deferral program and voluntary salary reduction program may cause a reduction in retirement plan benefits. Additional amounts, if required to provide the total benefits indicated in the table, would be made by supplemental Company payments. The Company also maintains, as a recruiting tool, a supplemental plan under which officers and other executives who are hired during mid-career may receive retirement income in excess of that which their shorter Credited Service would provide under the retirement plan. However, total benefits under this supplemental plan and the retirement plan will not exceed benefits obtainable under the retirement plan by a full career employee at similar salary levels. These supplemental benefits have been partially pre-funded by the Company in a special trust designated for this purpose.

(2) With respect to the executive officers named in the Summary Compensation Table, their years of credited service as of February 29, 1996, for retirement purposes are: W. W. Allen, 36 years; C. L. Bowerman, 34 years; and J. J. Mulva, 24 years. Years of credited service for retirement purposes for W. G. Paul, 16 years, and J. L. Whitmire, 27 years, are based on their retirement dates of 12/31/95 and 1/8/96, respectively. See the Summary Compensation Table for their current covered compensation.

(3) AICP Awards are shown under the heading "Bonus" in the Summary Compensation Table.

PROPOSAL 1 - BY THE COMPANY
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE FOLLOWING RESOLUTION, WHICH WILL BE PRESENTED AT THE MEETING:
                --------------------------------------
RESOLVED, that the Board of Directors' designation of Ernst & Young LLP to serve as the independent auditors to audit the books, records and accounts of the Company for the 1996 fiscal year be and hereby is approved.
                --------------------------------------
Upon the recommendation of the Audit Committee, the Board of Directors has designated Ernst & Young LLP for the purpose stated above and, in accordance with the Bylaws of the Company, has directed that a vote of stockholders be taken to determine their approval or disapproval.

As provided in the Company's Bylaws, in the event of stockholder disapproval, the Board must then determine whether to replace the independent auditors before the end of the current year and shall designate other independent auditors for the following year.

Ernst & Young LLP, which has served as the Company's independent auditors since 1949, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. Representatives of Ernst & Young LLP will be present at the meeting to make any statement they desire and to answer questions directed to them.

                            OTHER MATTERS
The Company knows of no matters to be presented at the meeting other than those included in the Notice preceding this Proxy Statement. If other matters should come before the meeting which require a stockholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at the 1997 Annual Meeting must be received at the Company's executive offices in Bartlesville, Oklahoma, no later than November 27, 1996, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                              By Order of the Board of Directors,

                              /s/ Dale J. Billam
                              -----------------------------------
                              Dale J. Billam
                              Secretary
Bartlesville, Oklahoma 74004
March 29, 1996



STOCKHOLDERS ARE ENCOURAGED TO KEEP THEIR ACCOUNT ADDRESS UP TO DATE AND PROMPTLY DEPOSIT THEIR DIVIDEND CHECKS TO AVOID SURRENDER OF THESE FUNDS AND RELATED STOCK TO THEIR RESPECTIVE STATES UNDER UNCLAIMED PROPERTY LAWS.

                                  LOGO

                     APPENDIX - FORM OF PROXY
                                                        Definitive Copy

                            PHILLIPS' Shield


PROXY                                                            PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      PHILLIPS PETROLEUM COMPANY

                      Annual Meeting May 13, 1996


The undersigned hereby appoints W. ALLEN, D. BOREN and K. TURNER as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's annual stockholders' meeting to be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on May 13, 1996, at 10 a.m., and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Notice and Proxy Statement.


                 This Proxy is Continued on the Reverse Side
             Please Sign on the Reverse Side and Return Promptly

                          ^FOLD AND DETACH HERE^

This Proxy will be voted or not voted as you direct below. In the absence of such direction, it will be voted FOR Directors, and FOR Proposal 1.

                                           Please mark    ---
                                          your votes as  | X |
                                          indicated in    ---
                                          this example



Company recommends a vote FOR: ELECTION OF DIRECTORS: Nominees: W. Allen,
N. Augustine, G. Beitzel, D. Boren, C. Bowerman, R. Chappell, Jr.,
L. Eagleburger, J. Edwards, L. Horner, J. Mulva, R. Tobias, V. Tschinkel, and K. Turner.

   VOTE FOR          VOTE WITHHELD       *To withhold authority to vote for
   all nominees      from all nominees    any nominee write that nominee's
   listed above*     listed above         name on the space below.
     __                 __
    |__|               |__|               ---------------------------------





Company recommends a vote FOR:
Proposal 1 to approve the
designation of the independent
auditors, Ernst & Young LLP.

 FOR       AGAINST      ABSTAIN
 __          __           __
|__|        |__|         |__|

                                                                    __
                                              I PLAN TO ATTEND THE |__|
                                                 ANNUAL MEETING



Please mark, date, sign and return this proxy card promptly. To vote in accordance with the Company's recommendations no boxes need be checked.


Dated:______________________, 1996

__________________________________

__________________________________

  Signature(s) of Stockholder(s)

Your signature(s) on this proxy form should be exactly the same as the name(s) imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capabilities, should so indicate.


                        ^FOLD AND DETACH HERE^